Exhibit 99.1

Press Release

INTERACTIVE DATA ANNOUNCES CHANGES

TO THE BOARD OF DIRECTORS

BEDFORD, Mass – March 9, 2009 – Interactive Data Corporation (NYSE: IDC), a leading provider of financial market data, analytics and related solutions to financial institutions, active traders and individual investors, today announced that Ambassador Carl Spielvogel and William T. Ethridge will not seek re-election at the Company’s annual meeting of stockholders on May 20, 2009. Both Ambassador Spielvogel and Mr. Ethridge plan to fulfill the remainder of their respective terms.

Ambassador Spielvogel, 80, plans to retire from service on the Interactive Data Board. He is chairman and chief executive officer of Carl Spielvogel Associates, Inc., an international investment and management company. He has been a member of Interactive Data’s Board of Directors since February 1996, with a brief hiatus from August 2000 to April 2001, during which he served as the United States Ambassador to the Slovak Republic.

Mr. Ethridge, 57, plans to resign from Interactive Data’s Board of Directors after taking on greater responsibility last year as chief executive officer of Pearson Education, North America. He has served on the Interactive Data Board of Directors since October 2001.

Rona Fairhead, chairman of Interactive Data’s Board of Directors, commented, “On behalf of our Board, I’d like to thank Carl and Will for their long-standing and outstanding service on our Board. Their collective insights have helped guide Interactive Data’s growth over the years, and create significant value for all key stakeholders in the process. Their experience, business acumen and sound advice will be missed.”

Successors to both Ambassador Spielvogel and Mr. Ethridge are likely to be identified following the 2009 annual meeting.

Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements include all statements that are not historical statements and include our statements discussing our goals, beliefs, strategies, objectives, plans, future financial conditions, potential impact of customer consolidations, future challenges and opportunities. These statements include those regarding the timing of the identification of successors to Ambassador Spielvogel and Mr. Etheridge. Our forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) the ability of our majority shareholder to exert influence over our affairs; (ii) our ability to attract and retain qualified personnel, and (iii) other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a leading global provider of financial market data, analytics and related solutions to financial institutions, active traders and individual investors. The Company’s businesses supply real-time market data, time-sensitive pricing, evaluations and reference data for millions of securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management and valuation activities. Interactive Data, headquartered in Bedford, Mass., has approximately 2,400 employees in offices located throughout North America, Europe, Asia and Australia. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, is Interactive Data Corporation’s majority stockholder.

For more information about Interactive Data Corporation and its businesses, please visit www.interactivedata.com

Interactive DataSM and the Interactive Data logo are service marks of Interactive Data Corporation

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COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Brian Willinsky
Director of Investor Relations	Manager, Public Relations
781-687-8306	781-687-8291
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com